Exhibit 99.1

China Armco Metals Announces Second Quarter 2011 Financial Results

SAN MATEO, Calif., August 15, 2011 -- China Armco Metals, Inc. (AMEX:CNAM) ("China Armco" or the "Company"), a distributor of imported metal ore and metal recycler with a new state-of-the-art scrap metal recycling facility in China, today announced its financial results for its second quarter 2011 and full year 2010.

SUMMARY FINANCIALS

Three months ended June 30
	Q2 2011	Q2 2010	CHANGE
Sales	$31.0 million	$17.0 million	+82%
Gross Profit	$1.3 million	$0.2 million	+586%
Net Income	-$1.3 million	-$0.2 million	N/A
EPS (Fully Diluted) (Loss)	-$0.08	-$0.02	N/A

Second Quarter of 2011 Financial Results

For the quarter ended June 30, 2011, net revenue advanced 82% to $31.0 million, led by a 251% increase in metal recycling sales to $22.1 million. The Company sold 47,662 metric tons (“MT”) of recycled scrap metal compared to 10,400 tons sold in the second quarter of 2010, when the recycling facility was only in pilot production. Approximately 84% of recycled products sold in the second quarter were done using its pre-selling strategy. China Armco added one new customer in its recycling business.

“We made significant progress in our metal recycling business this quarter,“ explained Mr. Kexuan Yao, Chairman and CEO of China Armco. “Production expanded from 18,535 MT in the first quarter to 36,322 MT this quarter, signifying increased traction with our customers. We are maintaining active discussions with prospective new customers to further expand our client base.”

Gross profit for the second quarter of 2011 was $1.3 million compared to $0.2 million in the second quarter of 2010. Gross margin was 4.4%, up from 1.2% a year ago.

Operating expenses increased $1.1 million to $2.1 million due to increased sales and marketing expenses related to higher orders. As a percent of sales, operating expenses were 6.7% and 5.9% in the second quarter of 2011 and 2010, respectively, reflecting higher costs associated with operating the metal recycling business.

Operating income for the second quarter of 2011 was a $0.7 million loss compared to a $0.8 million loss in the second quarter of 2010.

Net loss for the second quarter of 2011 was $1.3 million, or $0.08 per diluted share, compared to a $0.2 million loss, or $0.02 per share, in the same period last year. The weighted average diluted shares outstanding increased from 13.9 million in the second quarter of 2010 to 15.4 million in the second quarter of 2011.

Financial Condition

The Company ended the second quarter of 2011 with $1.8 million in cash and cash equivalents, compared to $3.1 million at the end of 2010. Working capital was $10.1 million and a current ratio of 1.3:1 on June 30, 2011 compared to $15 million and 2.4:1 on June 30, 2010. Total accounts receivable were $0.3 million at the end of the second quarter of 2011 compared to $19.1 million at year-end 2010 due to improved collections and the successful transition to the Company’s preselling strategy. Total shareholders’ equity was $41.9 million at June 30, 2011.

The Company had generated $13.9 million net cash flows from operations the first half of 2011 and spent $1.3 million on capital expenditures. China Armco had approximately $61.5 million of credit available on nine bank lines with an aggregate capacity of $101.7 million at June 30, 2011.

First Half 2011 Financial Results

Six months ended June 30
	1H 2011	1H 2010	CHANGE
Sales	$80.7 million	$25.6 million	+215%
Gross Profit	$4.5 million	$0.8 million	+498%
Net Income	-$0.7 million	-$0.2 million	N/A
EPS (Fully Diluted) (Loss)	-$0.05	-$0.01	N/A

China Armco’s sales increased significantly in the first half of 2011, growing from $25.6 million a year ago to $80.7 million. Sales in the metal recycling business were $28.5 million, an increase of $24.6 million from the same period last year due to higher production and an expanded customer base. Iron ore trading generated $48.6 million of sales compared to $25.6 million in the comparable period a year ago. Demand and pricing for metal ores slowed from high levels in the second half of 2011 due to the monetary tightening policies and restrictive real estate policies implemented by the PRC government. The Company is pursuing longer term supply contracts to improve the visibility and margins in its iron ore trading business. China Armco added six new iron ore trading clients in the second quarter of 2011 and ended with 30 clients at June 30, 2011.

Gross profit increased by $3.7 million to $4.5 million, with a gross margin of 5.6% compared to the first six months of 2010.

Operating expenses increased 100% year-over-year to $3.8 million, including a $0.9 million of incremental expense for the metal recycling operations, which commenced full operations in the third quarter of 2010. Operating income improved to $0.7 million from a $1.2 million loss in the first six months of 2010.

Net loss and per share loss were $0.7 million and $0.05, respectively, in the first half of 2011. The weighted average diluted shares outstanding were 15.3 million, a 10% increase from 13.9 million in the first six months of 2010.

Business Updates

The scrap metal recycling business resumed normal operations in January 2011 after the provincial government eliminated power restrictions that were in effect from September to the end of December of 2010. In addition, sales increased substantially from the first six months of 2010 to approximately 62,000 MT in the first six months of 2011.  The Company ended the quarter with 10,000 MTs of recycled scrap steel yet to be delivered. Management continues to believe that the secular shift to more environmentally friendly energy production materials and methods will drive the underlying demand for recycled steel.

In June 2011, the Company signed an operating agreement with Lianyungang Hebang Renewable Resources Co., Ltd., an unrelated third party, to lease storage and production capacity at Hebang’s facilities located in Guanyun City, Jiangsu province. The agreement allows China Armco to secure and store raw materials at a reasonable cost while reducing the cost of transportation. Guanyun City is located approximately 60 miles (direction) from the Company’s metal recycling facilities in Lianyungang.

Conference Call

Conference Call
Date:	Tuesday, August 16, 2011
Time:	10:00 am Eastern Time, US
Conference Line Dial-In (U.S.):	+1-877-317-6776
International Dial-In:	+1-412-317-6776
Asia Dial-In:	Northern China: 10-800-712-2304 Southern China: 10-800-120-2304 Hong Kong: 800-962475
Conference ID:	China Armco Metals Second Quarter 2011 Conference Call
Webcast link:	http://webcast.mz-ir.com/publico.aspx?codplataforma=3099

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through August 25, 2011. To listen, please call +1-877-344-7529 within the United States or +1-412-317-0088 if calling internationally. Utilize the pass code 10003264 for the replay.

This call is being webcast by MZ Technologies and can be accessed by clicking on the following link: http://webcast.mz-ir.com/publico.aspx?codplataforma=3099.

About China Armco Metals, Inc.

China Armco Metals, Inc. trades metal ore and recycles scrap metal within the PRC, which is the world’s largest importer of iron ore and has the world’s largest market for scrap metal.  Through its trading business, the company sells and distributes metal ore and non-ferrous metals within the PRC.  Through its recently launched recycling business, the company recycles scrap metal (primarily steel) at its facility located in the Jiangsu province of the PRC and sells the recycled product to steel mills within the PRC.  Materials used in the company’s trading business are sourced from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey and the Philippines, and raw materials in the recycling business are sourced primarily from local suppliers.  For more information about China Armco, please visit http://www.armcometals.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will" "expect," "anticipate," "estimate," "intend," "plan," "believe," "project," “may”, “potential,” “opportunity” and “should”) are intended to identify forward-looking statements and may involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding programs and policies announced by the PRC government on our operations or any forward looking statement in this press release.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Such factors include, but are not limited to: fluctuations in the prices of metals, ore and scrap metal, the growth rate of the Chinese and world economy and related economic factors, fluctuations in supply and demand of metals, ore and scrap metal, our ability to secure supplies of metals, ore and scrap metal upon favorable terms, our ability to resell metals and ores at current market prices and on favorable terms, our ability to finance the purchase price of metals, ore and scrap metal (and the continued willingness of our Chairman to personally guarantee such financing), our ability to repay our indebtedness, our ability to retain current customers and suppliers and attract new customers and suppliers, our ability to continue to improve production rates at our recycling facility, our ability to establish adequate management, legal and financial controls in the United States and China, the actions (including for example electric power limitations and currency controls) of government and regulatory bodies in China and United States, the negative market and governmental reaction to “reverse merger” Chinese companies due to high profile frauds and other problems noted in the press, and the cautionary statements and risk factors contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A, and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.  Most of these factors are beyond our ability to predict or control. New factors that could cause actual results to differ materially from those expressed in the forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Each forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

CONTACT:
Investor Relations:
MZ-HCI
Ted Haberfield, President
Tel: +1-760-755-2716
Email: ir@armcometals.com
Web: www.mz-hci.com

Company:
Wayne Wu
China Armco Metals, Inc.
Office: 021-62375286
Email: wayne.wu@armcometals.com
Website: www.armcometals.com

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
 CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,825,255	$3,097,917
Pledged deposits	12,114,281	12,643,671
Marketable securities	1,380,015	2,890,380
Bank acceptance notes receivable	154,715	-
Accounts receivable	337,302	19,115,019
Inventories	13,669,273	10,439,831
Advance on purchases	11,530,060	6,509,846
Prepaid corporate income taxes-Armet	459,950	-
Prepayments and other current assets	1,558,343	4,729,935

Total Current Assets	43,029,194	59,426,599

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,673,750	34,633,639
Accumulated depreciation	(2,099,639)	(761,515)

PROPERTY, PLANT AND EQUIPMENT, net	34,574,111	33,872,124

LAND USE RIGHT
Land use right	2,391,940	2,338,289
Accumulated amortization	(181,784)	(153,965)

LAND USE RIGHT, net	2,210,156	2,184,324

Total Assets	$79,813,461	$95,483,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$8,827,715	$24,765,820
Banker's acceptance notes payable	6,188,598	4,174,355
Current maturities of capital lease obligation	730,334	727,756
Current maturities of long-term debt	4,641,448	4,537,342
Accounts payable	2,114,391	3,435,528
Advances received from Chairman and CEO	726,634	799,394
Customer deposits	8,498,165	1,345,304
Corporate income tax payable-HK	134,381	1,091,038
Accrued expenses and other current liabilities	994,901	6,316,568

Total Current Liabilities	32,856,567	47,193,105

CAPITAL LEASE OBLIGATION, net of current maturities	1,202,205	1,540,915

LONG-TERM DEBT, net of current maturities	3,867,873	3,781,119

DERIVATIVE LIABILITY	10,023	138,143

Total Liabilities	37,936,668	52,653,282

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 14,994,592 and 14,840,948 shares issued and outstanding, respectively	14,995	14,841
Additional paid-in capital	29,465,145	28,966,596
Retained earnings	11,975,986	12,711,039
Accumulated other comprehensive income (loss):
Change in unrealized loss on marketable securities	(2,109,512)	(506,278)
Foreign currency translation gain	2,530,179	1,643,567

Total Stockholders' Equity	41,876,793	42,829,765

Total Liabilities and Stockholders' Equity	$79,813,461	$95,483,047

See accompanying notes to the consolidated financial statements.

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

NET REVENUES	$80,652,790	$25,576,172

COST OF GOODS SOLD	76,134,622	24,820,408

GROSS PROFIT	4,518,168	755,764

OPERATING EXPENSES:
Selling expenses	542,048	722,097
Professional fees	628,805	339,922
General and administrative expenses	1,768,376	862,072
Operating cost of Armet idle manufacturing facility	899,786	-

Total operating expenses	3,839,015	1,924,091

LOSS FROM OPERATIONS	679,153	(1,168,327)

OTHER (INCOME) EXPENSE:
Interest income	(29,384)	(5,856)
Interest expense	963,428	85,115
Foreign currency transaction gain	(92,869)	-
Gain from vendor price adjustment	-	(963,259)
Change in fair value of derivative liability	(128,120)	(106,127)
Loan guarantee expense	134,999	31,583
Other (income) expense	323,281	(147,247)

Total other (income) expense	1,171,335	(1,105,791)

LOSS BEFORE INCOME TAXES	(492,182)	(62,536)

INCOME TAXES	242,871	131,872

NET LOSS	(735,053)	(194,408)

OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized loss of marketable securities	(2,109,502)	-
Foreign currency translation gain (loss)	886,612	103,048

COMPREHENSIVE INCOME (LOSS)	$(1,957,943)	$(91,360)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:

Net loss per common share - basic and diluted	$(0.05)	$(0.01)

Weighted Average Common Shares Outstanding - basic and diluted	15,336,338	13,900,753

 See accompanying notes to the consolidated financial statements.

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended	For the Six Months Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(735,053)	$(194,408)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation expense	1,322,537	60,757
Amortization expense	24,287	23,056
Change in fair value of derivative liability	(128,120)	(610,127)
Gain on foreign exchange rate change on investment	(92,869)	-
Stock based compensation	311,523	337,407
Changes in operating assets and liabilities:
Bank acceptance notes receivable	(154,715)	-
Accounts receivable	18,900,255	16,419,615
Inventories	(2,995,412)	(3,315,143)
Advance on purchases	(4,870,851)	(1,941,706)
Prepaid value added taxes	-	(1,342,876)
Prepayments and other current assets	2,809,624	2,715,506
Accounts payable	(1,386,949)	3,124,133
Customer deposits	7,121,994	(1,183,590)
Taxes payable	(956,651)	(1,537,208)
Accrued expenses and other current liabilities	(5,263,344)	(422,314)

NET CASH PROVIDED BY OPERATING ACTIVITIES	13,906,256	12,133,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	27,057,004	3,146,131
Payment made towards pledged deposits	(26,247,324)	(3,945,268)
Purchase of marketable securities	-	(3,656,981)
Purchases of property and equipment	(1,263,008)	(10,641,249)

NET CASH USED IN INVESTING ACTIVITIES	(453,328)	(15,097,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	45,707,764	9,532,567
Repayment of loans payable	(61,873,516)	(26,574,054)
Banker's acceptance notes payable	1,918,465	-
Repayment of capital lease obligation	(388,186)	-
Proceeds from long-term debt	-	1,468,731
Repayment of long-term debt	-	(2,203,096)
Advances from (to) Chairman and CEO	(72,760)	339,829
Sales of common stock and warrants, net of offering costs	-	9,112,973
Proceeds from exercise of warrants	-	6,690,760
Proceeds from exercise of options	-	7,000,000

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(14,708,233)	5,367,710

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(17,356)	17,899

NET CHANGE IN CASH	(1,272,661)	2,421,344

Cash at beginning of period	3,097,917	743,810

Cash at end of period	$1,825,255	$3,165,154

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$963,428	$361,777
Income taxes paid	$1,205,932	$404,897

NON CASH FINANCING AND INVESTING ACTIVITIES:
Accrued employee compensation paid in common shares in lieu of cash	$-	$-

See accompanying notes to the consolidated financial statements.